Exhibit 8.1
[Debevoise & Plimpton LLP Letterhead]
May 6, 2009
Manulife Financial Corporation
200 Bloor Street East, NT 10
Toronto, Ontario Canada M4W 1E5
Manulife Financial Corporation
Dividend Reinvestment and Share Purchase Plan for U.S. Shareholders
Ladies and Gentlemen:
     We have acted as United States tax counsel to Manulife Financial Corporation, a corporation organized under the Insurance Companies Act (Canada) (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company of a Registration Statement on Form F-3 filed with the Commission (the “Registration Statement”), including the Prospectus contained therein, relating to common shares of the Company (the “Common Shares”) issuable pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan for U.S. shareholders (the “Plan”), as filed with the Commission pursuant to Rule 424(b)(3) of the Act.
     In rendering this opinion, (i) we have examined the Registration Statement and the Prospectus (the “Transaction Documents”) and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate for the purposes of this opinion and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, the legal capacity of all natural persons executing documents, and the due authorization, execution, delivery and enforceability of the Transaction Documents; (b) the performance of all covenants and other undertakings by all parties to, and the consummation of all transactions contemplated by, the Transaction Documents in accordance with their terms, that none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, the valid existence and good standing of all parties to the Transaction Documents and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents; and (c) the accuracy of all statements regarding factual matters, representations and warranties contained in the Transaction Documents and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate to examine for the purposes of this opinion and the statements made in the certificates of public officials, officers and representatives of the Company delivered to us.
     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Prospectus, the statements of law and legal conclusions under the heading “U.S. Federal Income Tax Considerations” in the Prospectus represent our opinion.

     Our opinion is based upon the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof and the income tax treaty between the United States and Canada, as amended, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond such matters. Our opinion is rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect the conclusion(s) expressed in our opinion.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/
Debevoise & Plimpton LLP

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